EXHIBIT 4.2
                                                                     -----------

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON CONVERSION HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


              NONNEGOTIABLE 2% SECURED CONVERTIBLE PROMISSORY NOTE
              ----------------------------------------------------

$125,000                                                 Ridgefield, Connecticut
April 11, 2005

         FOR VALUE RECEIVED, the undersigned, Global Matrechs, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to Southridge Partners LP (the "Payee") the principal sum of one hundred thousand dollars ($125,000) in one installment due on April 11, 2007 (the "Maturity Date") together with interest from and after the date hereof at the rate of two percent (2%) per annum computed on the unpaid principal balance on the basis of a 360-day year. All payments made hereunder shall be made in immediately available funds. By acceptance of this Note, the Payee represents, warrants, covenants and agrees that it will abide by and be bound by its terms. Capitalized terms not otherwise defined herein shall have the meaning set forth in that certain Securities Purchase Agreement dated January 31, 2005 by and between the Maker and the Payee.

         1. Conversion. The Payee shall have the option at any time to convert all or a portion of the outstanding principal and interest on this Note into a number of shares of common stock, $0.001 par value per share (the "Common Stock") equal to a fraction, the numerator of which shall be the amount of principal and interest being so converted and the denominator of which shall be equal to the Conversion Price (the "Conversion Shares"). The "Conversion Price" shall be $0.02.


         2. Restrictions on Conversion. Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Payee upon any conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Payee and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Payee's for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.
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         3.   Prepayment. If at any time the Market Price (as defined below) of the Maker's Common Stock remains less than $0.03 cents for ten (10) consecutive trading days, then at the written election of the Payee provided not later than the 10th calendar day following the last day of such 10 trading day period, the Maker shall within 60 days of the receipt of such election prepay the principal amount outstanding at the time of such prepayment plus a premium (a "Prepayment Premium") equal to 40% of the principal amount being prepaid plus accrued interest. For the purposes of this Section 3, the "Market Price" shall equal the closing price per share of the Common Stock on such date as reported by a nationally recognized stock exchange price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board, the bid price per share of the Common Stock on the primary market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent qualified appraiser selected in good faith and paid for by the Payee.


         4. Adjustment for Dividends, Distributions, Subdivisions, Combinations, Mergers, Consolidations or Sale of Assets.

              (a)  Manner of Adjustment.

                   (i) Stock Dividends, Distributions or Subdivisions. In the event the Maker shall issue shares of Common Stock in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately before such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased and the number of shares of Common Stock issuable upon conversion of this Note shall be proportionately increased.

                   (ii) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock issuable upon conversion of this Note shall be proportionately decreased.

                   (iii) Adjustment for Reclassification, Exchange or Substitution. In the event that the class of securities issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event the Payee shall have the right thereafter to convert this Note for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by Payees of the number of shares of the class of securities into which such Note might have been

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
convertible for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                   (iv) Adjustment for Merger, Consolidation or Sale of Assets. In the event that the Maker shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Note shall thereafter be convertible for the kind and amount of shares of stock or other securities or property to which a Payee of the number of shares of Common Stock of the Maker deliverable upon conversion of this Note would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Maker's Board of Directors) shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interest thereafter of the Payee of this Note, to the end that the provisions set forth in this Section 4 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note.

              (b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Payee a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

              (c) Closing of Books. The Maker shall at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely and proper issuance of such shares.


         5.   Miscellaneous.

              (a) Restricted Securities. By acceptance hereof, the Payee understands and agrees that this Note is a "restricted security" under the federal securities laws inasmuch as it is being acquired from the Maker in a transaction not involving a public offering and has not been the subject of registration under the Securities Act and that under such laws and applicable regulations such securities may be resold in the absence of registration under the Securities Act only in certain limited circumstances. The Payee hereby represents that it is familiar with Rule 144, as promulgated by the Securities and Exchange Commission under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

              (b) Legends. It is understood that this Note shall bear the legend (in addition to any legends which may be required, in the opinion of the Maker's counsel, by the securities laws of the state where the Payee is located) set forth on the first page of this Note.


         6.   The following shall constitute an "Event of Default":

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
              a. The Maker shall default in the payment of principal or interest on this Note and same shall continue for a period of twenty (20) days; or

              b. The Maker shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

              c. A trustee, liquidator or receiver shall be appointed for the Maker or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                   (60) days after such appointment; or

              d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Maker and shall not be dismissed within sixty (60) days thereafter; or

              e. Except for any judgments, settlements or related litigations or actions disclosed in the Maker's Annual Report on Form 10-K for the year ended December 31, 2003, any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Fifty Thousand ($150,000) Dollars in the aggregate shall be entered or filed against the Maker or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty
                   (60) days; or

              f. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Maker and, if instituted against the Maker, shall not be dismissed within sixty (60) days after such institution or the Maker shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Payee (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Payee and in the Payee's sole discretion, the Payee may consider all obligations under this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Payee may immediately enforce any and all of the Payee's rights and remedies provided herein or any other rights or remedies afforded by law. Upon the occurrence of any Event of Default as set forth herein and during any period that the Company shall have failed to make payment of any principal or Interest due hereunder, at the option of Payee and without notice to the Company, the Interest shall be added to the outstanding principal balance hereof, and the

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
entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate of eighteen percent (18%) (the "Default Rate").


         7. Presentment. Except as set forth herein, the Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Payee without in any way affecting the liability of the Maker.


         8. All provisions herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Payee for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Payee shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Maker and Payee with respect to the indebtedness evidenced hereby.


         9. In the event this Note is placed in the hands of an attorney for collection, or if Payee incurs any costs incident to the collection of the indebtedness evidenced hereby, the Maker agrees to pay to Payee an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.


         10.  Notices.

              (c) Notices to the Payee. Whenever any provision of this Note requires a notice to be given or a request to be made to the Payee by the Maker, then and in each such case, any such notice or request shall be in writing and shall be sent by registered or certified mail, return receipt requested with postage thereon fully prepaid to the Payee at its address set forth on the first page of this Note or at such other address as the Payee may from time to time designate in writing.

              (d) Notices to the Maker. Whenever any provision of this Note requires a notice to be given or a request to be made to the Maker by the Payee, any such notice or request shall be in writing and shall be sent by registered or certified mail, return receipt requested with postage thereon fully prepaid to the Maker at its address set forth on the signature page or at such other address as the Maker may from time to time designate in writing.

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
         11. Construction; Governing Law. The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the state of New York without regard to the conflicts of law principles thereof.


         12. Amendments. Neither this Note nor any of its provisions may be changed, waived or modified without the written consent of both the Maker and the Payee.


         13. Successors. This Note shall be a binding obligation of any successor of the Maker.


         IN WITNESS WHEREOF, the Maker, by its appropriate officers thereunto duly authorized, has executed this Note as of this 11th day of April, 2005.



                                                GLOBAL MATRECHS, INC.


                                                By: /s/ Michael Sheppard
                                                    --------------------------
                                                Name:   Michael Sheppard
                                                Title:  President

                                                Address: 90 Grove Street
                                                         Suite 201
                                                         Ridgefield, CT 06877


















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